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                                EXHIBIT (99)(a)
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PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                             L & B FINANCIAL, INC.

                               February 25, 1997

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE ASSOCIATION


     The undersigned shareholder of L & B Financial, a Texas corporation
("L & B"), hereby appoints C. Glynn Lowe and E.L. Ashcroft, III (the "Proxies"), and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of L & B that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Loan and Building State Savings Bank, 306 North Davis, Sulphur Springs, Texas 75482 on February 25, 1997, at 11:00 a.m. local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

    Proposal to approve an Agreement and Plan of Merger, dated September 25, 1996, by and among Jefferson Savings Bancorp, Inc., a Delaware corporation ("Jefferson"), Jefferson Savings AcquisitionCo, Inc., a Missouri corporation and wholly owned subsidiary of Jefferson, and L & B Financial, Inc.

             ______ FOR            ______ AGAINST            ______ ABSTAIN

    Proposal to permit the Special Meeting of Shareholders to be adjourned or postponed, in the discretion of the Proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

             ______ FOR            ______ AGAINST            ______ ABSTAIN

The undersigned hereby ratifies and confirms all that said proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

Dated _________________, 199__

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                                 Please insert date of signing.  Sign exactly as
                                 name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.